UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

XAI Octagon Floating Rate & Alternative Income Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23247	82-235867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Clark Street, Suite 2430, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	XFLT	New York Stock Exchange
6.50% Series 2026 Term Preferred Shares (Liquidation Preference $25.00)	XFLTPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 10, 2025, XAI Octagon Floating Rate & Alternative Income Trust (the “Trust”) announced that it will redeem all 1,596,000 outstanding shares of its issued and outstanding 6.50% Series 2026 Term Preferred Shares, par value $0.001 per share, liquidation preference of $25,000 per share (the “6.50% Series 2026 Term Preferred Shares”) (NYSE: XFLTPRA, CUSIP No. 98400T205) on October 31, 2025 (the “Redemption Date”). The 6.50% Series 2026 Term Preferred Shares will be redeemed at the redemption price of $25.00, which equals the liquidation preference of $25.00 per share. Accumulated but unpaid dividends and distributions of $0.40625 on the 6.50% Series 2026 Term Preferred Shares from July 31, 2025 to October 30, 2025, which is the full dividend for such quarterly period, will be paid to the persons in whose name the 6.50% Series 2026 Term Preferred Shares are registered at the close of business on October 15, 2025, the record date for such dividend payment. As such, the Trust does not expect there to be accumulated and unpaid dividends on the 6.50% Series 2026 Term Preferred Shares as of October 31, 2025. The 6.50% Series 2026 Term Preferred Shares will be redeemed pursuant to and in accordance with Section 2.5(c)(i) of the Trust’s Statement of Preferences of Term Preferred Shares (“Statement of Preferences”). The CUSIP number of the 6.50% Series 2026 Term Preferred Shares is 98400T205. The 6.50% Series 2026 Term Preferred Shares are listed under the trading symbol XFLTPRA on the New York Stock Exchange.

On the Redemption Date, the Redemption Price shall become due and payable by the Trust upon each share of the 6.50% Series 2026 Term Preferred Shares. All shares of 6.50% Series 2026 Term Preferred Shares are held in book-entry form through the Depository Trust Company (“DTC”), and shares will be redeemed in accordance with the procedures of DTC. Payment by the Trust of the Redemption Price will be made to Equiniti Trust Company LLC, as paying agent for this redemption (the “Paying Agent”):

Equiniti Trust Company LLC

28 Liberty St, 53rd floor, New York NY 10005

Tel: (718) 921-8317

All outstanding shares of the 6.50% Series 2026 Term Preferred Shares shall be deemed to have been automatically surrendered on the Redemption Date, and no action is required on the part of holders of the 6.50% Series 2026 Term Preferred Share.

Pursuant to the Statement of Preferences, upon the giving of this notice of redemption and the irrevocable deposit by the Trust of Deposit Securities (as defined in the Statement of Preferences) having an aggregate Market Value (as defined in the Statement of Preferences) no less than the aggregate Redemption Price, all rights of the holders of the 6.50% Series 2026 Term Preferred Shares shall cease and terminate except the right of the holders to receive the Redemption Price and the 6.50% Series 2026 Term Preferred Shares shall no longer be deemed Outstanding (as defined in the Statement of Preferences) for any purpose whatsoever (other than (A) the transfer thereof prior to the Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends shall be payable only as part of the Redemption Price on the Redemption Date).

The above CUSIP number is included for the convenience of holders of the 6.50% Series 2026 Term Preferred Shares. Neither the Fund nor the Paying Agent shall be responsible for the selection or use of the above CUSIP number, nor is any presentation made as to the accuracy of the above CUSIP number. Distributions will cease to accrue on the Series A Preferred Stock as of the Redemption Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TRUST

Date: October 10, 2025	By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary and Chief Legal Officer